                                                                   Exhibit 10.25

                                                                         9/10/90






                            PAINE WEBBER GROUP, INC.

                     SUPPLEMENTAL EMPLOYEE'S RETIREMENT PLAN

                                       FOR

                             CERTAIN SENIOR OFFICERS

















                          (Effective August 4, 1988)

                   (As amended effective January 1, 1990)*





----------------------------------------------------
* For text of amendments, see Riders A and B.

                                                                         9/10/90








                            PAINE WEBBER GROUP, INC.

                     SUPPLEMENTAL EMPLOYEE'S RETIREMENT PLAN

                                       FOR

                             CERTAIN SENIOR OFFICERS





















                           (Effective August 4, 1988)

                     (As amended effective January 1, 1990)*



---------------------------------------------------
* For text of amendments, see Riders A and B.

                                    ARTICLE I


1.1   Creation of Plan

      Paine Webber Group, Inc. hereby establishes a Supplemental Employees' Retirement Plan for Certain Officers to be effective as and from the fourth day of August, 1988, and as more specifically set forth herein. Paine Webber Group, Inc. recognizes the unique services of the executive officers included as Participants herein and the importance to Paine Webber Group, Inc. and its stockholders of retaining such persons and, therefore, of providing compensation (including deferred compensation) that is competitive amongst similar firms. The Plan hereby created is intended to be a plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of
      Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA", 29 USC 1051, and similar sections of ERISA, passim.)

1.2   Concomitant Trust

      A concomitant trust is intended to be created hereby for the purpose of accumulating a corpus and income thereon which, subject to certain conditions precedent and subsequent shall be held in trust for the purpose of providing the benefits hereunder, and as specifically set forth in the Agreement and Declaration of Trust, it further being understood that under certain conditions the trusteeship created thereby shall be discharged and the corpus and income held thereby be paid to the settlor of the trust or its creditors rather than the
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                                                                          Page 2

      individual Participants, as set forth in the Agreement and Declaration of Trust. The trust created hereby shall be revocable by the settlor until and unless the Internal Revenue Service shall rule (1) that contributions made to the trust shall not subject the Participants to income tax, until the proceeds of the trust shall be distributed to them and (2) that contributions made by the settlor to the trust shall not be deductible to the settlor in computing its net taxable income, but the amounts actually paid out to the Participants from the trust shall be so deductible, and shall be irrevocable thereafter.

      It is further intended that the trust created hereby shall be a grantor trust within the meaning of Section 673 of the Internal Revenue Code of 1986, as amended.
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                                                                          Page 3

                                   ARTICLE II

                                   DEFINITIONS

2.1   "Act" shall mean the Securities Exchange Act of 1934 (15USC Ch 2B).


2.2 "Acquiring Person" shall mean any person (within the meaning of Sections 13(d) and 14(d) (2) of the Act) who becomes a beneficial owner (within the meaning of Section 13(d) of the Act and Rule 13d-3 of the rules of the
      SEC) of securities of Paine Webber Group, Inc. or PaineWebber Incorporated representing twenty percent (20%) or more of the combined voting power of the outstanding securities of Paine Webber Group, Inc. or PaineWebber Incorporated (as the case may be) having a right to vote at the election of directors.

2.3* "Basic Annual Compensation" shall mean the highest basic annual rate of compensation or remuneration paid to a Participant while employed by the Employer, exclusive of commissions, draw, bonuses or other irregular or special compensation.

2.4   "Board" means the Board of Directors of Paine Webber Group, Inc.

2.5 "Change in Control" shall mean the time when (i) an Acquiring Person shall acquire such shares as makes him an Acquiring Person, (ii) the majority of the members of the Board consists of persons elected to membership at the Board or shareholders' meeting other than individuals nominated or approved by a majority of the Disinterested Directors, (iii) all or substantially all of the business of Paine Webber Group, Inc. or PaineWebber Incorporated is disposed of pursuant


----------------------------------------------------------------
* This Section has been amended. See Rider A for the text of Section 2.3 as amended effective January 1, 1990.

      to a merger, consolidation or other transaction (other than a merger, consolidation or other transaction with an entity of which fifty percent (50%) or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by the Paine Webber Group, Inc. both before and immediately after the merger, consolidation or other transaction) in which PaineWebber Incorporated is not the surviving corporation or Paine Webber Group, Inc. is materially or completely liquidated, or (iv) Paine Webber Group, Inc. or PaineWebber Incorporated combines with another entity and is the surviving corporation (other than a merger, consolidation or other transaction with an entity of which fifty percent (50%) or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by Paine Webber Group, Inc. both before and immediately after the merger, consolidation or other transaction) but, immediately after the combination, the shareholders of Paine Webber Group, Inc. hold, directly or indirectly, less than fifty percent (50%) of the total outstanding securities of the surviving corporation, but only with respect to such securities having a right to vote at the election of directors; but in all cases, if, and only if, the Disinterested Directors shall declare an Operative Date with respect to the occurrence of any of the aforesaid events.

2.6   "Compensation Committee" shall mean the Compensation Committee of the
      Board as from time to time constituted.
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                                                                          Page 5

2.7 "Disinterested Director" shall mean any member of the then Board of Directors other than (i) an officer or employee of the Employer, (ii) an Acquiring Person, or a nominee or representative of an Acquiring Person, or (iii) a person who was not a member of the Board on the Effective Date and who was nominated for election by other than a committee consisting solely of Disinterested Directors then on the Board (or elected by a majority of the Disinterested Directors then on the Board).

2.8   "Effective Date" shall mean January 1, 1988.

2.9 "Employer" shall mean Paine Webber Group, Inc., PaineWebber Incorpo-rated, Rotan Mosle Financial Corp., and PaineWebber International Inc. or any successors or assigns thereof.

2.10 "Participants" shall mean Donald B. Marron, Chairman and Chief Executive Officer; Donald E. Nickelson, President; Paul B. Guenther, Executive Vice President and Chief Administrative Officer; John A. Bult, President of PaineWebber International Inc.; and such other officers as the Compensation Committee shall, by resolution adopted by a majority of the Disinterested Directors then members of said Compensation Committee, determine from time to time.

2.11 "Plan" shall mean the Paine Webber Group, Inc. Supplemental Employees' Retirement Plan for Certain Senior Officers, as contained herein or as subsequently amended.

2.12 "Operative Date" shall mean the date which the majority of the Disin-terested Directors determines any of the events set forth at items (i) through (iv), inclusive, of Section 2.5 hereof have occurred, unless the majority of said Disinterested Directors shall approve such merger, consolidation or other relevant event, in which latter case an Operative Date shall not be deemed to occur.

2.13  "SEC" shall mean the United States Securities and Exchange Commission.

                                   ARTICLE III

                                  PARTICIPATION

3.1   Initial Participants

      The initial Participants in this Plan shall be certain of the proxy officers of the Employer, viz.:

      (a) Donald B. Marron, Chairman and Chief Executive Officer;

      (b) Donald E. Nickelson, President;

      (c) Paul B. Guenther, Executive Vice President and Chief Administrative Officer; and

      (d) John A. Bult, President of PaineWebber International Inc.

3.2   Additional Participants

      Other officers shall become Participants hereunder, if, and only if, the Compensation Committee shall, by resolution adopted by a majority of the Disinterested Directors who are the members of said Compensation Committee, specifically so determine from time to time.

3.3   Reemployment

      If a Participant who shall terminate his participation hereunder without a right to receive a benefit under this Plan (pursuant to Article V hereof) shall again become an officer of the Employer (whether he was, during his first period of employment, an initial Participant pursuant to Section 3.2 hereof or an additional Participant pursuant to Section 3.2 hereof), he shall not again become a Participant under this Plan unless, and until, the Compensation

      Committee shall, by resolution adopted by a majority of the Disin-terested Directors who are the members of the Compensation Committee, specifically so determine.

                                   ARTICLE IV

                            NORMAL RETIREMENT BENEFIT

4.1   Retirement Benefit With Fifteen or More Years of Service

      If a Participant hereunder shall retire after the Effective Date and on or after attaining his sixty-fifth birthday and he shall then have completed fifteen (15) or more years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date), then, in addition to all other retirement income there shall be paid to him a monthly retirement allowance which shall commence on the first day of the month coincident with or next following his date of retirement and shall be payable monthly thereafter as long as he shall live (but subject to the death benefit provided by Article VI hereof), with each such monthly payment being equal to one-twelfth of the difference between 1) item (a) below and 2) the sum of items (b) and (c) below, as follows:

      (a) The Participant's Basic Annual Compensation immediately prior to retirement, less

      (b) Twelve (12) times the primary insurance amount to which the Participant is then entitled in accordance with Section 215 of the Social Security Act of 1935, as amended (P.L. 74-271; 49 Stat 620), and

      (c) The annual retirement income to which the Participant is then entitled under the Paine Webber Pension Plan.
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                                                                         Page 10

4.2   Retirement Benefit with Five but less than Fifteen Years of Service

      If a Participant hereunder shall retire after the Effective Date and on or after attaining his sixty-fifth birthday and he shall then have completed five (5) or more years of service but less than fifteen (15) years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date), then, in addition to all other retirement income there shall be paid to him a monthly retirement allowance which shall commence on the first day of the month coincident with or next following his date of retirement and shall be payable monthly thereafter as long as he shall live (but subject to the death benefit provided by Article VI hereof), with each such monthly payment being equal to the difference between items
      (a) and (b) below, as follows:

      (a) The product of items (i) and (ii) below, as follows:

          (i) The Participant's Basic Annual Compensation immediately prior to retirement, multiplied by

          (ii) A fraction, not greater than one (1), the numerator of which is the number of years and fraction thereof of the Participant's "Credited Service" under the Paine Webber Pension Plan, as amended to date, at the time of his retirement, and the denominator of which is fifteen (15), less

      (b) The sum of items (i) and (ii) below, as follows:

          (i) Twelve (12) times the primary insurance amount to which the Participant is then entitled in accordance with Section 215 of the Social Security Act of 1935, as amended (P.L. 74-271;49 Stat
                620), and
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                                                                         Page 11

          (ii) The annual retirement income to which the Participant is then entitled under the Paine Webber Pension Plan.

4.3   No Benefit for Retirement with less than Five Years of Service

      If a Participant hereunder shall retire, whether on or after attaining his sixty-fifth birthday or otherwise and, at the time of such retirement, shall have completed less than five (5) years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date), no monthly retirement allowance or other retirement or death benefit shall be paid on account of such retirement or otherwise.

4.4   Election of Variable Annuity

      A Participant (or a spouse, contingent annuitant or beneficiary entitled to receive monthly retirement income hereunder), may, during an election period, elect that any such monthly retirement income be paid as a variable annuity in accordance with this Section 4.4. Any such election shall be made in the same manner as an election to receive an optional form of payment pursuant to Section 6.3 hereof. The election period herein prescribed shall commence on the ninetieth day preceding the commencement of the monthly retirement allowance provided by Articles IV or V hereof and shall end on the day in which such monthly retirement allowance commences.

      If so elected, then notwithstanding anything to the contrary, the following special rules shall be applicable with respect to the monthly retirement allowance so payable:
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                                                                         Page 12

      (a) Effective with the date of commencement of such monthly retirement allowance continuing thereafter as long as such monthly retirement allowance continues to be paid, the Participant (or his spouse, contingent annuitant or beneficiary if then in receipt of such monthly retirement allowance) shall provide specific directions and instructions with respect to the investment of that person's aliquot share of the trust estate, in accordance with Section 5.3 of the Agreement and Declaration of Trust of the concomitant trust.

      (b) The amount of each such monthly retirement allowance payable until but not including the allowance for the next January immediately following the month in which the retirement allowance first commences shall be equal to that prescribed by Article IV, V or VI hereof, as applicable.

      (c) The amount of each such monthly retirement allowance payable for the calendar year following the year in which the monthly retirement allowance first commences shall be equal to the product of the amount determined in accordance with subparagraph b above and a fraction, the numerator of which shall be the assets representing the Participant's (or spouse's, contingent annuitant's or beneficiary's) aliquot share of the trust estate immediately following distribution of the retirement allowance for the preceding December and the denominator of which is the actuarially expected assets measured in the same manner as described above as if the investment assumption for the calendar year (or
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                                                                         Page 13

          applicable part thereof) used by the actuary in valuing the Plan was exactly realized. Such calculation and result shall be performed by the actuary and duly certified by him.

      (d) The result determined by subparagraph c above shall constitute the amount of each monthly retirement allowance for the twelve months of the calendar year under consideration.

      (e) The monthly retirement allowance payable each month for the next succeeding calendar year, and each calendar year thereafter, shall be determined by applying the formula and methodology prescribed by subparagraph c above using the immediately prior and subsequent years for the purpose of the numerator of the fraction and the year in which payments are to be made, respectively.

      (f) If, because of the nature of the investments, at any time in which this election is in effect, the lack of liquidity of the investment makes it difficult or undesirable to make periodic payments of monthly retirement allowance, then, upon written request of the Participant
          (or spouse, contingent annuitant or beneficiary in receipt of payments) to the trustee of the concomitant trust, such payments during such period of illiquidity shall not be distributed but shall be accumulated on the books and records of the trustee and the total amount so accumulated shall be paid (without interest) on the first of the month next following written notice by the Participant (or spouse, contin-
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                                                                         Page 14

          gent annuitant or beneficiary in receipt of payments) to the trustee advising the trustee that the illiquidity period has ceased and demanding payment from the trustee.

4.5   Determination of Social Security Amount

      Wherever herein a determination is required as to the primary insurance amount to which the Participant is entitled in accordance with Section 215 of the Social Security Act of 1935, as amended (P.L. 74-271; 49 Stat 620), such amount may be estimated in any reasonable, consistent and uniform manner.

                                    ARTICLE V

                          TERMINATION OF EMPLOYMENT AND

                                EARLY RETIREMENT

5.1   Termination of Employment Prior to Early Retirement of Initial
      Participants

      Any person who became a Participant pursuant to Section 3.1 hereof shall be fully and completely vested at all times after completion of five (5) years of service, in accordance with Section 4.3 hereof. Upon the termination of employment of such a Participant prior to attaining age fifty-five (55), a deferred monthly retirement allowance shall be payable which, at the sole election of the Participant, shall be equal to the benefit determined in accordance with either item (a) or item (b) below, as follows:

      (a) A monthly retirement allowance payable commencing on the first day of the month coincident with or next following the date that the Participant attained his fifty-fifth birthday (or on the first day of any intervening month prior to the commencement date for benefits provided by subsection (b) below) and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after attainment of age sixty-five (65), in accordance with Article VI hereof, except that his actual period of service to the date of his termination of employment shall be used, the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable because of the Participant's termination of employment or retirement and shall be offset only when so payable. The resulting benefit shall be multiplied by a percentage, said percentage to equal one hundred percent (100%) less the sum of items (i) and (ii) below:

           (i) The product of twenty-five one hundredths percent (0.25%) and the number of months by which the later of the initial payment date of the early retirement benefit or the first day of the month coincident with or next following the Participant's sixtieth birthday precedes the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, plus

           (ii) The product of one-half percent (0.5%) and the number of months, if any, by which the initial payment date of the early retirement benefit precedes the first day of the month coincident with or next following the date that the Participant attains his sixtieth birthday.

      (b) A monthly retirement allowance payable commencing on the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after the attainment of age sixty-five (65), in accordance with Article IV hereof, except that his actual period of service to his early retirement date shall be used and that the primary insurance benefit under the Social Security Act shall be offset only in the amount actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable because of the Participant's early retirement or termination of employment.

5.2   Termination of Employment Prior to Early Retirement of Additional
      Participants

      Any Participant, other than a Participant described at Section 5.1 hereof, who terminates his employment with the Employer prior to either attaining his fifty-fifth birthday or both attaining his fiftieth birthday and completing ten (10) or more years of service (such service being measured and calculated in the same manner as is service for vesting purposes under the Paine Webber Pension Plan, as amended to date) shall not be entitled to any benefits from this Plan, but all such benefits shall be forfeited, except in the case of total and permanent disability, in accordance with
      Section 5.5 hereof. Any such Participant who terminates his employment prior to attaining his fifty-fifth birthday but after both attaining his fiftieth birthday and completing ten (10) or more years of service (such service being measured and calculated in the same manner as is service for vesting purposes under the Paine Webber Pension Plan, as amended to date) shall be entitled to a deferred monthly retirement allowance which, at the election of the Participant, shall be payable and determined in accordance with either item (a) or item (b) below, as follows:

      (a) A monthly retirement allowance payable commencing on the first day of the month coincident with or next following the date that the Participant attained his fifty-fifth birthday (or on the first day of any intervening month prior to the commencement date for benefits provided by subsection (b) below) and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after attainment of age sixty-five (65), in accordance with Article VI hereof, except that his actual period of service to the date of his termination of employment shall be used, the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable because of the Participant's termination of employment or retirement and shall be offset only when so payable. The resulting benefit shall be multiplied by a percentage, said percentage to equal one hundred percent (100%) less the sum of items (i) and (ii) below:

           (i) The product of twenty-five one hundredths percent (0.25%) and the number of months by which the later of the initial payment date of the early retirement benefit or the first day of the month coincident with or next following, the Participant's sixtieth birthday precedes the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, plus

           (ii) The product of one-half percent (0.5%) and the number of months, if any, by which the initial payment date of the early retirement benefit precedes the first day of the month coincident with or next following the date that the Parti-cipant attains his sixtieth birthday.

      (b) A monthly retirement allowance payable commending on the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after the attainment of age sixty-five (65), in accordance with Article IV hereof, except that his actual period of service to his early retirement date shall be used and that the primary insurance benefit under the Social Security Act shall be offset only in the amount actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber

           Pension Plan shall be the actual amount payable because of the Participant's early retirement or termination of employment.

5.3   Early Retirement

      If a Participant shall retire on or after both attaining his fifty- fifth birthday and completion of five (5) years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date) but prior to attaining his sixty-fifth birthday, a monthly retirement allowance shall be payable, which, at the sole election of the Participant, shall be equal to the benefit determined in accordance with either item (a) or item (b) below, as follows:

      (a) A monthly retirement allowance payable commencing on the first day of the month coincident with or next following the date of the Participant's retirement as aforesaid (or on the first day of any intervening month prior to the commencement date for benefit provided by subsection (b) below) and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after attainment of age sixty-five (65), in accordance with Article IV hereof, except that his actual period of service to his early retirement date shall be used, the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable because of the Participant's early retirement. The resulting benefit shall be multiplied by a percentage, said percentage to equal one hundred percent (100%) less the sum of items (i) and (ii) below:

           (i) The product of one-half percent (0.5%) and the number of months by which the later of the initial payment date of the early retirement benefit or the first day of the month coincident with or next following the Participant's sixtieth birthday precedes the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, plus

           (ii) The product of twenty-five one hundredths percent (0.25%) and the number of months, if any, by which the initial payment date of the early retirement benefit precedes the first day of the month coincident with or next following the date that the Participant attains his sixtieth birthday.

      (b) A monthly retirement allowance payable commencing on the first day of the month coincident with or next following the date that the Participant attains his sixty-fifth birthday, and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after the attainment of age sixty-five (65), in accordance with Article IV hereof, except that his actual period of service to his early retirement date shall be used and that the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two
           (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable because of the Participant's early retirement.

5.4   Termination of Employment After Change in Control

      Notwithstanding the aforesaid, if a Participant shall terminate his employment with the Employer on or after the occurrence of a Change in Control and he shall then have completed five (5) or more years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date), he shall be fully vested in his benefit which shall be calculated and payable as follows:

      (a) A monthly retirement allowance shall be payable commencing on the first day of the month coincident with or next following the date of the Participant's termination of employment at or after the occurrence of a Change In Control and payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof).

      (b) Each such monthly payment shall be determined as for retirement at or after attainment of age sixty-five (65), in accordance with Article IV hereof, except that the service that he would have had upon his attainment of age sixty-five (65), had he continued in the employ of the Employer to such age and then retired, shall be used instead of his actual period of service to his termination date, the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension shall be the actual amount payable because of the Participant's early retirement.

5.5   Disability Retirement

      If a Participant shall retire as a result of permanent and total disability and he shall then have completed five (5) or more years of service (such service being measured and calculated in the same manner as is "Credited Service" under the Paine Webber Pension Plan, as amended to date), then (notwithstanding anything to the contrary) he shall be entitled to a monthly retirement allowance as hereinafter described. For this purpose "permanent and total disability" shall mean such physical or mental incapacity from illness or accident as shall prevent said Participant from engaging in his usual and customary employment or any other employment for which he is reasonably fitted by education, training and experience and which is expected to last at least twelve (12) months or sooner result in death. A Participant eligible for Social Security disability benefits or payments under the Paine Webber Long Term Disability Plan shall be deemed totally and permanently disabled for this purpose. In all other cases, the Compensation Committee shall determine the total and permanent disability of a Participant based upon the findings and recommendations of a licensed physician.

      A Participant who so retires on account of total and permanent disability shall be entitled to a monthly retirement allowance which shall be payable commencing on the first day of the month coincident with or next following the date that the Participant retires from the employ of the Employer and shall be payable thereafter as long as he shall live (but subject to the death benefits provided by Article VI hereof) with each such monthly payment being determined as for retirement at or after attainment of age sixty-five (65). in accordance with Article VI hereof except that the service that he would have had upon his attainment of age sixty-five (65) had he continued in the employ of the Employer to such age and then retired, shall be used instead of his actual period of service to his termination date, the primary insurance benefit under the Social Security Act shall be offset only when, and in the amount, actually payable (but the benefit shall be assumed to have been elected to commence in a reduced amount at age sixty-two (62) unless the Participant shall provide evidence to the contrary) and the annual retirement income under the Paine Webber Pension Plan shall be the actual amount payable and shall be offset only when, and in the amount, so payable.

5.6   Forfeiture Upon Entering Into Competitive Employment

      Notwithstanding anything to the contrary, if any Participant hereunder shall, simultaneously with, or subsequent to, his employment by the Employer (whether after retiring from the employment of the Employer or otherwise) become an owner, principal, officer, employee, consultant or investor in a financial services organization which is determined by the Compensation Committee to be in substantial and direct competition with the then core or basic lines of business of the Employer (whether the Participant personally participates in any such activities or not), then, in the sole and exclusive discretion of the Compensation Committee, any benefits otherwise due to such Participant under any Article hereunder may be forfeited and any assets related thereto reverted to the Employer. However, this Section 5.6 shall not be applicable in any event with respect to any of the Participant's activities after the earlier of (a) his attainment of age sixty (60), (b) following the first anniversary after the termination of his employment with the Employer, or (c) following a Change in Control.

      Furthermore, any investment of less than one percent (1%) of the stock of a publicly held company, if such investment is made solely for passive investment purposes and if such Participant shall not also become an officer, employee or consultant in a competing financial services organization shall not be deemed a sufficient investment so as to forfeit the benefits under this Plan.

      For the purpose of this Section 5.6, a "financial services organization in substantial and direct competition with the Employer" shall mean any organization, whether or not incorporated, engaging in any financial activities which are in substantial competition with the then core or basic lines of business of the Employer. Within two (2) weeks of a request of a Participant for a ruling (either after retirement or termination of employment or prior thereto), the Compensation Committee shall rule as to whether a particular organization would be considered a "financial services organization in substantial and direct competition with the Employer," provided the Compensation Committee may delay the ruling for a reasonable period of time for good cause, such as unavailability of Committee members.

                                   ARTICLE VI

                      DEATH BENEFITS AND METHOD OF PAYMENT


6.1   Optional Form of Payment

      In lieu of the monthly retirement income payable to a Participant pursuant to Articles IV or V hereof, a Participant entitled to receipt of such monthly retirement income may elect, prior to commencement of such retirement income, to receive a lesser amount payable in accordance with any of the options set forth below at the election of the Participant:

      a. A ten year and life option. Under this option retirement income shall be payable monthly during the Participant's lifetime but not less than one hundred twenty (120) total monthly payments shall be made and if the Participant shall die before the minimum number of payments shall have been made, the remaining such payments shall be made to the beneficiary designated in writing by the Participant or if no such person shall be designated or no such beneficiary shall survive the Participant, the remaining such payments shall be paid to the Participant's estate.

      b. A contingent annuitant option. Under this option retirement income shall be payable monthly during the Participant's lifetime but if the Participant shall die and be survived by the person that he designated as contingent annuitant at the time his retirement income commenced (whether his spouse or any other person), then either one hundred percent (100%), seventy-five percent (75%) or fifty percent (50%), as designated by the Participant, of the retirement income amount payable to the Participant during his lifetime shall continue to be paid monthly during the remainder of the contingent annuitant's lifetime.

6.2   Actuarial Equivalent

      The amount of reduced monthly retirement income payable pursuant to
      Section 6.1 hereof shall be the actuarial equivalent of the benefits otherwise payable under Articles IV or V hereof, determined in the same manner, and with the same factors, assumptions and methodology as a similar calculation would have been performed under the Paine Webber Pension Plan.

6.3   Election of Optional Form of Payment

      A Participant may, by written election made prior to commencement of payments, elect any optional form provided by Section 6.1 hereof. Elections so made may be cancelled and new elections made prior to commencement of payments, but shall become irrevocable upon the commencement of such payments. In the case of multiple elections, the last such election prior to commencement of payments shall govern. The governing election shall include the name and date of birth of any designated contingent annuitant, if applicable. The election of a contingent annuitant option shall automatically become null and void if the designated contingent annuitant shall die prior to commencement of retirement income payments and the election of any option shall become null and void if the Participant shall die prior to commence-ment of monthly retirement income payments. However, a Participant may (either before or after retirement income payments commence) designate and redesignate the beneficiary or beneficiaries under a ten year and life option. The person or persons so designated shall acquire no vested rights in the designation during the lifetime of the Participant. A trust, or other entity may also be designated as beneficiary under a ten year certain and life option.

6.4   Special Election During Deferral Period

      A Participant who has retired early (pursuant to Article V hereof) but who has elected to defer commencement of monthly retirement income or who has terminated employment with a vested right to a deferred monthly retirement allowance pursuant to Section 5.1 or 5.2 hereof may elect that a payment option (pursuant to Section 6.3 hereof) become effective during the deferral period but not earlier than the date of retirement. The option of a Participant who makes such an election shall become irrevocable to the same extent provided by Section 6.3 hereof as and from the effective date of the election. If said Participant later dies during said deferral period but after the election became effective, monthly retirement income shall thereafter become payable to the same extent as if the payment of monthly retirement income commenced being paid to the Participant in the same month that the Participant's death occurred, or if later, the first date that the Participant could elect to receive a monthly retirement allowance if he survived.

6.5 [A new Section 6.5 has been added and became effective January 1, 1990. For the text of Section 6.5, see Rider B.]

                                   ARTICLE VII

                                 ADMINISTRATION


7.1   Authority to Administer

      The Compensation Committee shall be responsible for administering the Plan and shall have the exclusive authority to interpret it. The Compensation Committee shall have all powers and authorities necessary or appropriate to enable it to administer the Plan.

7.2   Expenses

      Expenses of the Plan and the concomitant trust provided by Section 1.2 hereof shall be borne by the Employer. The Compensation Committee shall receive no additional remuneration for administering the Plan.

                                  ARTICLE VIII

                                  MISCELLANEOUS


8.1   Amendment and Termination

      The Compensation Committee or the Board may terminate, modify or amend the Plan at any time in whole or in part. However, no such termination, modification or amendment shall adversely affect the right of any person to receive any benefits that have accrued hereunder prior to the date of such termination, modification, or amendment.

8.2   Spendthrift Clause

      No benefit of any Participant, contingent annuitant or beneficiary hereunder shall be subject to alienation, sale, transfer, assignment, pledge or encumbrance of any kind, either before or after his retirement or termination of employment. To the extent permitted by law, no such benefit shall be subject to levy, garnishment, attachment, distraint, or creditors' claims in bankruptcy or insolvency in any proceeding whatsoever; except that such payments may be subject to setoff, counterclaim or levy filed by or on behalf of the Employer.

8.3   Withholding Tax

      There shall be deducted and withheld from payments (and remitted to the taxing authority) any taxes required to be withheld by any Federal, state, local or other taxing authority.

8.4   Interpretation

      Headings are inserted for convenience of reference only and are to be ignored in any interpretation of this Plan. The masculine includes the feminine and the singular the plural in all cases in which it would so apply.

                                                                       Exhibit A

         The Plan has been amended by Board effective January 1, 1990. The amendment of the Plan consists of the following:

            (a) Section 2.3 has been revised. For the full text of Section 2.3 as amended by the Board effective January 1, 1990, see Exhibit A-1 which is attached.

            (b) A new Section 6.5 which became effective January 1, 1990, has been added by the Board. For the full text of Section 6.5, see Exhibit A-2 which is attached.

                                                                     Exhibit A-1

2.3 "Basic Annual Compensation" shall mean the highest basic annual rate of compensation or remuneration paid to a Participant while employed by the Employer, exclusive of commissions, draw, bonuses or other irregular or special compensation except as may be provided otherwise as to any or all Participants by resolution adopted by a majority of the Disinterested Directors who are members of the Compensation Committee.

                                                                     Exhibit A-2

6.5  Preretirement Spouse's Benefit

     (a)  Eligibility for Spouse's Benefit.

          (i) Participants Named in Section 3.1 Hereof or who are Eligible for Benefits at Age 55 or Age 65. A surviving spouse of a Participant who dies while employed by the Employer (the "Spouse") shall be eligible to receive the greater of the annual Spouse's Benefit described in Section 6.5(b)(i) or the Spouse's Annuity described in Section 6.5(b)(ii) hereof, provided that at the time of the Participant's death either:

               (A) The Participant is named in Section 3.1 hereof or had attained age 55 and completed at least 10 years of service but had not attained age 65; or

               (B) The Participant had attained age 65 but he had not elected an optional form of benefit payment.

          (ii) Other Participants. If a Participant who is not named in Section
               3.1 hereof and is not eligible to retire at age 55 or age 65 (A) has a vested interest in the benefits provided under this Plan,
               (B) dies before
               he begins receiving any retirement income, and (C) has a Spouse, then his Spouse shall be eligible to receive the Spouse's Annuity (as defined in Section 6.5(b)(ii)).

     (b)  Amount of Spouse's Benefit or Spouse's Annuity.

          (i) Participants Named in Section 3.1 Hereof or who are Eligible for Benefits at Age 55 or at Age 65. The Spouse's Benefit shall be an annual amount equal to 50% of the amount of retirement income which would have been payable to the Participant if he had retired on the first day of the month in which his death occurred. The payment of the Spouse's Benefit shall commence on the first day of the month immediately following the death of the Participant and subsequent payments shall be made on the first day of each month thereafter, with the last payment being made on the first day of the month coinciding with or preceding the death of the Spouse.

          (ii) Other Participants. For purposes of this Section, a Spouse's Annuity shall mean an annuity for the life of the Spouse where the amount of the payments to the Spouse shall be the same as (or the Actuarial

               Equivalent of) the amount of the payments that would have been made under this Plan if:

               (A) in the case of a Participant who dies after attaining age 55, the Participant had retired on the day before his or her death with a contingent annuitant option, as described in
                    Section 6.1(b) hereof, 50% payable to the Spouse, or

               (B) in the case of a Participant who dies on or before attaining age 55, the Participant had separated from service on the date of his or her death, survived until age 55, and retired at that time with a contingent annuitant option, as described in Section 6.1(b) hereof, 50% payable to the Spouse.

          The period for which the Spouse shall receive a payment under Clause
          (B) shall commence with the month in which the Participant would have attained age 55.

                                                                         Rider A

Section 2.3 is amended to read as follows:

2.3 "Basic Annual Compensation" shall mean the highest basic annual rate of compensation or remuneration paid to a Participant while employed by the Employer, exclusive of commissions, draw, bonuses or other irregular or special compensation except as may be provided otherwise as to any or all Participants by resolution adopted by a majority of the Disinterested Directors who are members of the Compensation Committee.

                                                                         Rider B

A new Section 6.5 is added to read as follows:

6.5  Preretirement Spouse's Benefit

     (a)  Eligibility for Spouse's Benefit.

          (i) Participants Named in Section 3.1 Hereof or who are Eligible for Benefits at Age 55 or Age 65. A surviving spouse of a Participant who dies while employed by the Employer (the "Spouse") shall be eligible to receive the greater of the annual Spouse's Benefit described in Section 6.5(b)(i) or the Spouse's Annuity described in Section 6.5(b)(ii) hereof, provided that at the time of the Participant's death either:

               (A) The Participant is named in Section 3.1 hereof or had attained age 55 and completed at least 10 years of service but had not attained age 65; or

               (B) The Participant had attained age 65 but he had not elected an optional form of benefit payment.

          (ii) Other Participants. If a Participant who is not named in Section
               3.1 hereof and is not eligible to retire at age 55 or age 65 (A) has a vested interest in the benefits provided under this Plan,
               (B) dies before

                                                                       Rider B-2

               he begins receiving any retirement income, and (C) has a Spouse, then his Spouse shall be eligible to receive the Spouse's Annuity (as defined in Section 6.5(b)(ii)).

     (b)  Amount of Spouse's Benefit or Spouse's Annuity.

          (i) Participants Named in Section 3.1 Hereof or who are Eligible for Benefits at Age 55 or at Age 65. The Spouse's Benefit shall be an annual amount equal to 50% of the amount of retirement income which would have been payable to the Participant if he had retired on the first day of the month in which his death occurred. The payment of the Spouse's Benefit shall commence on the first day of the month immediately following the death of the Participant and subsequent payments shall be made on the first day of each month thereafter, with the last payment being made on the first day of the month coinciding with or preceding the death of the Spouse.

          (ii) Other Participants. For purposes of this Section, a Spouse's Annuity shall mean an annuity for the life of the Spouse where the amount of the payments to the Spouse shall be the same as (or the Actuarial

                                                                       Rider B-3

               Equivalent of) the amount of the payments that would have been made under this Plan if:

               (A) in the case of a Participant who dies after attaining age 55, the Participant had retired on the day before his or her death with a contingent annuitant option, as described in
                    Section 6.1(b) hereof, 50% payable to the Spouse, or

               (B) in the case of a Participant who dies on or before attaining age 55, the Participant had separated from service on the date of his or her death, survived until age 55, and retired at that time with a contingent annuitant option, as described in Section 6.1(b) hereof, 50% payable to the Spouse.

          The period for which the Spouse shall receive a payment under Clause
          (B) shall commence with the month in which the Participant would have attained age 55.